Exhibit 10.56

SUMMARY OF ANNUAL CASH PERFORMANCE BONUS AWARDS,

LONG-TERM PERFORMANCE AWARDS, STOCK OPTIONS AND RESTRICTED

SHARES GRANTED IN FISCAL 2013 FOR NAMED EXECUTIVE OFFICERS

Cash Performance Bonus Awards Granted In Fiscal 2013

The following table sets forth the annual performance bonus awards granted to the current named executive officers (“NEOs”) of Worthington Industries, Inc. (the “Company”) under the Worthington Industries, Inc. Annual Incentive Plan for Executives in Fiscal 2013.

Cash Performance Bonus Awards Granted in Fiscal 2013

Name	Cash Performance Bonus Awards for Twelve -Month Performance Period Ending May 31, 2013 (1)
	Threshold ($)	Target ($)	Maximum ($)
John P. McConnell	430,000	860,000	1,720,000
George P. Stoe	50,000	100,000	200,000
B. Andrew Rose	237,500	475,000	950,000
Mark A. Russell	300,000	600,000	1,200,000
Virgil L. Winland	175,500	351,000	702,000

(1)

Payouts of these annual performance bonus awards are generally tied to achieving specified levels (threshold, target and maximum) of corporate economic valued added and earnings per share for the twelve-month performance period with each performance measure carrying a 50% weighting. For business unit executives, the corporate earnings per share measure carries a 20% weighting, business unit operating income carries a 30% weighting, and business unit economic value added carries a 50% weighting. For all calculations, restructuring charges and non-recurring items are generally excluded and earnings per share and operating income results are adjusted to eliminate FIFO gains and losses. If the performance level falls between threshold and target or between target and maximum, the award is prorated. If threshold levels are not reached for any performance measure, no annual performance bonus will be paid. Annual performance bonus award payouts will be made within a reasonable time following the end of the performance period. In the event of a change in control of the Company (followed by a termination of employment), the annual performance bonus award would be considered to be earned at target, payable in full, and immediately settled or distributed.

Long-Term Performance Awards, Option Awards and Restricted Share Awards Granted in Fiscal 2013

The following table sets forth the long-term performance awards (consisting of cash performance awards and performance share awards) for the three-fiscal-year period ending May 31, 2015 and the stock option and restricted share awards granted to the NEOs in fiscal 2013.

Long-Term Performance Awards and Option Awards Granted in Fiscal 2013

Name	Cash Performance Awards for Three-Year Period Ending May 31, 2015 (1)			Performance Share Awards for Three-Year Period Ending May 31, 2015 (1)			Option Awards: Number of Common Shares Underlying Options (2)		Exercise or Base Price of Option Awards ($/Sh) (2)	Restricted Share Awards
	Threshold ($)	Target ($)	Maximum ($)	Threshold (# of Common Shares)	Target (# of Common Shares)	Maximum (# of Common Shares)
	500,000	1,000,000	2,000,000
John P. McConnell				15,000	30,000	60,000
							80,000		20.47
										20,000	(3)
	0	0	0
George P. Stoe				0	0	0
							30,000	(4)	20.47
										5,000	(5)
	300,000	600,000	1,200,000
B. Andrew Rose				6,000	12,000	24,000
							50,000		20.47
										10,000	(3)
	300,000	600,000	1,200,000
Mark A. Russell				6,000	12,000	24,000
							50,000		20.47
										10,000	(3)
	115,000	230,000	460,000
Virgil L. Winland				1,750	3,500	7,000
							16,000		20.47
										3,500	(3)

(1)

These columns show the potential payouts under the cash performance awards and the performance share awards granted to the NEOs under the Company’s Amended and Restated 1997 Long-Term Incentive Plan (the “1997 LTIP”) for the three-fiscal-year performance period from June 1, 2012 to May 31, 2015. Payouts of cash performance awards and performance share awards for corporate executives are tied to achieving specified levels (threshold, target and maximum) of cumulative corporate economic value added for the three-fiscal-year period and earnings per share growth over the performance period, with each performance measure carrying a 50% weighting. For business unit executives, cumulative corporate economic value added and earnings per share growth measures together carry a 50% weighting, and business unit operating income targets are weighted 50%. In all calculations, restructuring charges and non-recurring items are generally excluded, and earnings per share and operating income results are adjusted to eliminate the impact of FIFO gains or losses. No awards are paid or distributed if none of the three-fiscal-year threshold financial measures are met. If the performance levels fall between threshold and target or between target and maximum, the award is prorated.

(2)

Effective as of June 29, 2012, Mr. McConnell, Mr. Rose, Mr. Russell and Mr. Winland were granted under the Company’s 2010 Stock Option Plan non-qualified stock options with respect to 80,000, 50,000, 50,000 and 16,000 common shares, respectively, with exercise prices equal to the fair market value of the underlying common shares on the date of grant. The options become exercisable over three years in increments of 33.33% per year on each anniversary of their grant date.

(3)

These restricted common share awards were granted effective June 29, 2012 under the 1997 LTIP as follows: Mr. McConnell (20,000), Mr. Rose (10,000), Mr. Russell (10,000) and Mr. Winland (3,500). The restricted common shares will be held in escrow by the Company and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. The restrictions on the restricted common shares will lapse and the restricted common shares will become fully vested three years from the date of grant, subject to the terms of each restricted common share award. Each holder may exercise any voting rights associated with the restricted common shares during the restriction period. In addition, any dividends or distributions paid with respect to the common shares underlying the restricted common shares will be held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid.
(4)

Effective as of June 29, 2012, Mr. Stoe was granted under the 2010 Stock Option Plan non-qualified stock options with respect to 30,000 common shares with an exercise price equal to the fair market value of the underlying common shares on the date of grant. The option becomes exercisable on the first anniversary of the grant date.

(5)

This restricted common share award was granted effective June 29, 2012 under the 1997 LTIP to Mr. Stoe. The restricted common shares will be held in escrow by the Company and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. The restrictions on the restricted common shares will lapse and the restricted common shares will become fully vested one year from the date of grant, subject to the terms of the restricted common share award. Mr. Stoe may exercise any voting rights associated with the restricted common shares during the restriction period. In addition, any dividends or distributions paid with respect to the common shares underlying the restricted common shares will be held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid.

(6)

Effective June 30, 2011, Mr. Rose and Mr. Russell each received a performance-based restricted share award covering 185,000 common shares which will fully vest if and when the closing price of the Company’s common shares reaches $30.00 per share or above for 30 consecutive days during the award’s five year term. Each holder may exercise any voting rights associated with the restricted common shares during the restriction period during the award’s five year term. The holder may not transfer the shares for five years after vesting, except for shares withheld or sold to pay taxes. In addition, any dividends or distributions paid with respect to the common shares underlying the restricted common shares will be held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid. During the period they are held in escrow, the performance-based restricted common shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. On September 14, 2011, the award agreements for these restricted common shares were amended to include a three-year service-based vesting condition in addition to the market-based vesting condition established in the original agreement. The amended awards were accounted for as a modification of the original awards.